CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment to the registration statement on Form N-1A (“Registration Statement”) of our reports relating to the financial statements and financial highlights of the funds listed below, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Report of Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

Fund	Report Date	Post-Effective	Registration
		Amendment	Statement
		Number	Number

Putnam Massachusetts Tax Exempt Income Fund	July 13, 2015	40	33-5416

Putnam Michigan tax Exempt Income Fund	July 14, 2015	40	33-8923

Putnam Minnesota Tax Exempt Income Fund	July 14, 2015	40	33-8916

Putnam Ohio Tax Exempt Income Fund	July 15, 2015	40	33-8924

Putnam New Jersey Tax Exempt Income Fund	July 15, 2015	31	33-32550

Putnam Pennsylvania Tax Exempt Income Fund	July 15, 2015	33	33-28321

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 24, 2015